UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2016

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 828-6000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 9, 2016, D. Scott Davis notified the Board of Directors (the “Board”) of United Parcel Service, Inc. (“UPS”) that he will retire from the Board. Mr. Davis will not stand for re-election at the 2016 Annual Meeting of Shareowners, which is scheduled to be held on May 5, 2016 (the “Annual Meeting”), and will continue to serve on the Board until that time.
On February 10, 2016, the Board, acting on the recommendation of the Nominating and Corporate Governance Committee, appointed David P. Abney, the Chief Executive Officer of UPS, as Chairman of the Board, effective immediately. The independent directors of the Board also appointed William R. Johnson as lead independent director of the Board, effective immediately.

Item 7.01 Regulation FD Disclosure.

The press release issued on February 10, 2016 announcing Mr. Davis’s retirement from the Board, the appointment of Mr. Abney as Chairman of the Board, and the appointment of William R. Johnson as lead independent director is included as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
99.1	Press release issued February 10, 2016

The information in Items 7.01 and 9.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of UPS under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: February 11, 2016	By:	/s/ Norman M. Brothers, Jr.
Norman M. Brothers, Jr.
Senior Vice President, General Counsel and Corporate Secretary